ADDENDUM NO. 1

         This ADDENDUM NO. 1 (this "Addendum") is made in connection with and is a part of that certain Office Lease, dated as of September 7, 1995, by and between SOFTWARE PUBLISHING CORPORATION, as Tenant, and COMMUNITY TOWERS, L.L.C., as Landlord (the "Lease").

         1. Definitions and Conflict. All capitalized terms referred to in this Addendum shall have the same meaning as provided in the Lease, except as expressly provided to the contrary in this Addendum. In case of any conflict between any term or provision of the Lease and any exhibits attached thereto and this Addendum, this Addendum shall control.

         2. Early Occupancy. If the Commencement Date occurs prior to January 1, 1996, no Rent for the period prior to January 1, 1996 shall be due from Tenant, but all of the other terms and provisions of the Lease shall apply.

         3. Early Termination. Provided Tenant is not in default (and no event exists which with the passage of time or the giving of notice or both exists which would constitute a default) under the Lease and this Addendum, Tenant shall have the right during the period commencing on the third anniversary of the Commencement Date and expiring at the expiration of the initial term of the Lease, but not during any renewal period as hereinafter provided (a) to terminate the Lease in its entirety, or (b) to partially terminate the Lease by surrendering portions of the Leased Premises in increments of 5,000 square feet of Rentable Area ("Partial Surrender"), upon not less than ninety (90) days prior written notice to Landlord and the payment to Landlord at the time Tenant provides such notice of an early termination fee equal to $200,000.00 times a fraction, the numerator of which is the amount of Rentable Area terminated or surrendered and the denominator of which is the Rentable Area of the Leased Premises at the Commencement Date. The amount of the Rentable Area of the space included in a Partial Surrender shall be determined by Landlord's licensed architect using the method of determination specified in the definition of Rentable Area in the Lease.

                  (a) Tenant shall specify the precise location of space covered in any Partial Surrender, which shall be subject to approval by Landlord in its good faith discretion. Tenant acknowledges that it shall not have the right to include space in a Partial Surrender that would be of a configuration or condition that is not similar to the average stand alone leaseable space in the Building, not have the same reasonable accessibility routes that are consistent with the average space leased or available for leasing in the Building, have improper or undesirable window lines or exposure or otherwise be impractical or uneconomical for Landlord to lease to another party.

                  (b) After Tenant provides written notice of such early termination (in whole or in part), Tenant shall not have the right to rescind or cancel such notice without the prior written consent of Landlord, which may be exercised in its sole and absolute discretion.

                  (c) All space to be surrendered by Tenant under an early termination as provided above, shall be surrendered by Tenant on the effective date of such early termination in the condition required under the Lease for the surrender of the Leased Premises upon the expiration or earlier termination of the Lease.

                  (d) From and after the effective date of such early termination, Tenant's Minimum Monthly Rent shall be reduced to reflect the surrender of the space under a Partial Surrender. The amount of such reduction shall equal the product of the Minimum Monthly Rent times a fraction, the numerator of which is the amount of Rentable Space terminated or surrendered and the denominator of which is the Rentable Area in the Leased Premises at the Commencement Date. In addition, from and after said effective date, Tenant's Proportionate Share shall be reduced to reflect the reduction of the size of the Leased Premises. Tenant and Landlord shall execute a mutually acceptable modification agreement promptly after Landlord receives notice of early termination to document the foregoing.

                  (e) Tenant's right of early termination shall not apply during the Extension Period (hereinafter provided) or with respect to any (Expansion Space) leased by Tenant as hereinafter provided.

         4. Delay in Possession. The parties have anticipated that the Tenant Improvements will be Substantially Completed by December 8, 1995, the Estimated Commencement Date, which would afford Tenant sufficient time to move into the Leased Premises on or before January 1, 1996. If the Commencement Date does not occur by December 8, 1995, then Tenant may not be able to complete the move into the Leased Premises by January 1, 1996 and would therefore incur the obligation to pay higher rent at a holdover rate in its existing lease of space that Tenant will vacate to occupy the Leased Premises (the "Existing Lease"). According, if the Commencement Date does not occur by December 8, 1995, except as a result of a Tenant Delay or a Force Majeure Delay (hereinafter described), then commencing on December 9, 1994 until the Commencement Date occurs, Landlord agrees to pay to Tenant a fee (the "Holdover Payment") to offset the additional rent Tenant will be obligated to pay at the holdover rate under its Existing Lease. The Holdover Payment shall equal $500.00 for the first day commencing on December 9, 1995 and increase by $100.00 a day thereafter until the daily Holdover Payment is equal to $1,800.00, at which time there shall be no further increase in the daily Holdover Payment. Notwithstanding the foregoing, Landlord shall not be responsible for paying the Holdover Payment if the landlord under the Existing Lease does not charge rent at the holdover rate under the Existing Lease. Under no circumstances shall Landlord be responsible for making a Holdover Payment if the delay in the Commencement Date is due to a Tenant Delay or a Force Majeure Delay. Any Holdover Payment for a partial month shall be prorated on a daily basis. Landlord shall pay its Holdover Payment promptly after receipt of written evidence of payment by Tenant of its monthly holdover rent under Tenant's Existing Lease. Notwithstanding the foregoing, in no event shall the aggregate amount of Holdover Payments exceed the lesser of (a) $50,000.00 per month, or
(b) fifty percent (50%) of the daily holdover rent paid by Tenant to the landlord under its Existing Lease. The term "Force Majeure Delay" shall mean any delay, other than a Tenant Delay, by Landlord in completing the Tenant Improvements by the Estimated Commencement Date by reason of governmental preemption of priorities or other controls in connection with a national or other public emergency, or fire, earthquake, or other casualty, riots or other civil commotion, strikes, labor trouble (provided Landlord has engaged a licensed and experienced contractor to construct the Tenant Improvements) or shortages of material (provided Landlord has ordered the materials within the time period a licensed and experienced contractor would have ordered the materials to commence and Substanitally Complete construction of the Tenant Improvements in light of the estimated schedule to commence and complete the Tenant Improvements as provided in the Lease), or causes beyond the control of the Landlord, but excluding any financial exigency of Landlord.

         5. Form of Letter of Credit. The amount of the Security Deposit set forth in section 1.11 of the Lease shall be in the form of an irrevocable, unconditional, and clean letter of credit, payable at sight, in form and substance acceptable to Landlord in its sole and absolute discretion, from Citibank, N.A., Bank of America, N.A. or Wells Fargo Bank, N.A. or another national bank acceptable to Landlord with offices in the San Francisco Bay Area that will accept and pay on any draw on said letter of credit ("Letter of Credit"). The Letter of Credit shall designate Landlord as beneficiary and shall be transferable by beneficiary to any transferee, successor, and assign (including any lender of Landlord) at no cost or expense to beneficiary. The letter of credit shall be for a minimum period of one year and must be renewed by Tenant at least thirty (30) days prior to its expiration date. Any renewal of the Letter of Credit shall be for a period of not less than one year. If Tenant does not deliver a renewal of the Letter of Credit at least thirty (30) days prior to the applicable expiration date, Landlord shall have the right to draw on the Letter of Credit. Landlord shall have the right to draw (in whole or in part) on the Letter of Credit at any time it would otherwise have the right to apply all or any portion of the Security Deposit under the terms of the Lease. However, the Letter of Credit shall provide that it may be drawn by Landlord (or its assignee) upon presentation by Landlord to the issuing bank (at its offices in the San Francisco Bay Area) of a sight draft(s), together with a statement from Landlord that the amount requested by Landlord is due and owing to Landlord and shall be payable by the bank without inquiry or any other documentation or further action required of the bank, Landlord, or Tenant. All costs and expenses to obtain the Letter of Credit and all renewals shall be borne by Tenant.

         6. Option to Extend and Rent During the Extended Period. Provided that Tenant (i) has not elected to terminate a portion of the Leased Premises under a Partial Surrender as provided above, (ii) is not in default of any term or provision of this Lease, or (iii) has not assigned the Lease or sublet any space or agreed to do so in the future, Tenant shall have two (2) options to extend the term of this Lease for a period of two (2) years each (the first such period shall be referred to as the "First Extension Period" and the second such period as the "Second Extension Period" and any such extension period may be referred to as an "Extension Period") by giving written notice of exercise of such option ("Extension Option Notice") at least one hundred twenty (120) days, but not more than three hundred sixty-five (365) days, prior to the expiration of the applicable term. The First Extension Period shall commence, if at all, immediately following the expiration of the initial term of the Lease, and the Second Extension Period shall commence, if at all, immediately following the expiration of the First Extension Period. If Tenant has defaulted or failed to perform any obligation under this Lease five (5) or more times (after notice and the expiration of the applicable cure period) during the term (including any applicable Extension Period), or if Tenant is in default (after notice and the expiration of the applicable cure period) under any term or provision of this Lease on the date of giving an Extension Option Notice, or if Tenant is in default (after notice and the expiration of the applicable cure period) under any term or provision of this Lease on the date of the applicable Extension Period is to commence, the extended term at the option of Landlord shall not commence and this Lease shall expire at the end of term. Each Extension Period shall be upon all of the terms and provisions of this Lease, except that the minimum monthly rent during such Extension Periods shall be one hundred percent (100%) of then Fair Market Rent.

                  (a) Fair Market Rent. The term "Fair Market Rent" for purposes of determining minimum monthly rent during the applicable Extension Period shall mean the greater of (i) the total monthly Rent payable during the last month prior to the commencement of the applicable Extension Period with an appropriate adjustment made for a new base year for the year in which the applicable Extension Period will commence, or (ii) the monthly base rent generally applicable to full service office leases of comparable size, age, quality of the Leased Premises in the downtown San Jose, California location giving due consideration for the quality of the Building and improvements therein (including the quality of the then existing improvements in the Leased
Premises), the quality for credit tenants, for a term comparable to the applicable Extension Period at the time the commencement of the applicable Extension Period is scheduled to commence, with a new base year for the year in which the applicable Extension Period will commence, and otherwise subject to the terms and conditions of this Lease that will be applicable during the applicable Extension Period ("Fair Market Rent").

                  (b) Procedure to Determine Effective Fair Market Rent. Landlord shall notify Tenant in writing of Landlord's determination of the Fair Market Rent ("Landlord's FMR") within fifteen (15) days after receipt of the Extension Option Notice. Within thirty (30) days after receipt of such written notice of Landlord's FMR, Tenant shall have the right either to: (i) elect to cancel the Extension Option Notice for the applicable Extension Period, (ii) accept Landlord's FMR, or (iii) elect to have the Fair Market Rent determined in accordance with the appraisal procedure set forth below. The failure of Tenant to provide written notice of its election under the preceding sentence shall be deemed an acceptance of Landlord's FMR. The election (or deemed election) by Tenant under this section shall be non-revocable and binding on the parties. Therefore, if Tenant elects to cancel under clause (i) above, the right to extend is terminated and null and void; and if Tenant elects to proceed under clauses (ii) or (iii), then Tenant must extend this Lease at the Fair Market Rent to be established thereby.

                  (c) Appraisers. If Tenant has elected to have the Fair Market Rent determined by an appraisal, then within ten (10) days after receipt of Tenant's written notice of such an election, each party, by giving written notice to the other party, shall appoint an appraiser to render a written opinion of the Fair Market Rent for the applicable Extension Period. Each appraiser must be a member of the Appraisal Institute of America (MAI) for at least five years and with at least five years experience in the appraisal of rental rates of office buildings in the area in which the Building is located and otherwise unaffiliated with either Landlord or Tenant. The two appraisers shall render their written opinion of the Fair Market Rent for the applicable Extension Period to Landlord and Tenant within thirty (30) days after the appointment of the second appraiser. If the Fair Market Rent of each appraiser is within five percent

(5%) of each other, then the average of the two appraisals of Fair Market Rent shall be the Base Rent for the applicable Extension Period. If one party does not appoint its appraiser as provided above, then the one appointed shall determine the Fair Market Rent. The Fair Market Rent so determined under this section shall be binding on Landlord and Tenant.

                  (d) Third Appraiser. If the Fair Market Rent determined by the appraisers is more than five percent (5%) apart, then the two appraiser shall pick a third appraiser within ten (10) days after the two appraisers have rendered their opinions of Fair Market Rent as provided above. If the two appraisers are unable to agree on the third appraiser within said ten (10) day period, Landlord and Tenant shall mutually agree on the third appraiser within then (10) days thereafter. The third appraiser shall be a person who has not previously acted in any capacity for either party and must meet the qualifications stated above.

                  (e) Impartial Appraisal. Within thirty (30) days after its appointment, the third appraiser shall render its written opinion of the Fair Market Rent for the applicable Extension Period ("Third Opinion"). The appraisal of Fair Market Rent made by Landlord's or Tenant's appraiser that is closest to the Fair Market Rent specified in the Third Opinion shall be the Fair Market Rent during the applicable Extension Period. If the Fair Market Rent set forth in the Third Opinion is equidistant from the Fair Market Rent made by Landlord's or Tenant's appraiser, then the Fair Market Rent contained in the Third Opinion shall be the Fair Market Rent during the applicable Extension Period. The Fair Market Rent so determined under this section shall be binding on Landlord and Tenant.

                  (f) Appraisal Costs. Each party shall bear the cost of its own appraiser and one-half (1/2) the cost of the third appraiser.

                  (g) Acknowledgment of Rent. After the Fair Market Rent for the applicable Extension Period has been established in accordance with the foregoing procedure, Landlord and Tenant shall promptly execute an amendment to this Lease to reflect the minimum monthly rent for the applicable Extension Period.

         7. Expansion Right of First Refusal. If Tenant (i) is not in default of any term or provision of this Lease, (2) has not assigned this Lease or sublet any space covered thereby or agreed to do so in the future, or (3) has not elected to terminate a portion of the Leased Premises under a Partial Surrender as provided above, Tenant shall have the right to expand into additional space on the fourth (4th) and seventh (7th) floors of the Building that is contiguous with the Leased Premises (the "Expansion Space. However, any such expansion right is subject and subordinate to any other extension or expansion options or rights of first refusal or first offer granted to any other existing tenants in the Complex prior to the date of this Lease. Tenant's expansion right shall not apply after the initial five (5) year term of the Lease.

                  (a) Right of First Refusal. During the term of this Lease, if Landlord receives an offer (which shall mean a written letter of intent, term sheet or other written proposal from any unaffiliated party) to lease any portion of the Expansion Space on terms acceptable to Landlord in its sole and absolute discretion, Landlord shall notify Tenant of the terms and conditions of such offer and Tenant shall have five (5) days after receipt of the offer to provide written notice to Landlord that Tenant accepts the terms proposed for lease of such portion of the Expansion Space. The foregoing right of first refusal to lease the Expansion Space shall not apply to any offer from any tenant now or hereafter leasing space in the Expansion Space who renews or extends its lease of space in the Expansion Space pursuant to the terms of such tenant's lease. If Landlord does not receive such written notice within said five (5) day period, then it shall be conclusively deemed an election by Tenant not to lease such Expansion Space.

                  (b) Effect of Non-Acceptance. If Tenant does not accept the offer to lease, Landlord shall be free to lease all or any portion of the Expansion Space to the party (or any of its affiliates) making the offer or to any other party on such terms proposed in the offer, or on any other terms (subject to section 7(c) with respect to changes in the offer proposed to and not accepted by Tenant).

                  (c) Changes in the Offer. If the difference in the stated minimum monthly rent for the term contained in the offer presented to Tenant is greater than ten percent (10%) of the stated minimum monthly rent payable over the term in any amended offer to lease, Landlord shall be obligated to offer the revised terms to Tenant and Tenant shall have five (5) days after receipt of such amended offer to accept or reject the revised terms. If Tenant rejects or does not accept the revised or new terms within the foregoing time period, Landlord shall have the right to enter a lease for all or any portion of the Expansion Space on the revised or new terms.

                  (d) Election to Expand. If Tenant exercises its expansion right under this section, the Expansion Space affected thereby shall be included in the Lease, except that the rental payments and all other terms (excluding this Lease term and tenant improvements and allowance provided by Landlord, if any) shall be modified as to the such Expansion Space to reflect the terms agreed to in the offer. The parties immediately shall execute an amendment to this Lease to include the addition of such portion of the Expansion Space to the Leased Premises and such other modifications to the terms and conditions of this Lease as are necessary or appropriate to incorporate the terms and conditions of this Lease of such Expansion Space.

                         COMMUNITY TOWERS OFFICE LEASE
                         -----------------------------

                                   EXHIBIT A
                                   ---------

                        LEGAL DESCRIPTION OF THE COMPLEX




THE LEGAL PROPERTY REFERRED TO HEREIN IS SITUATED IN THE STATE OF CALIFORNIA, COUNTY OF SANTA CLARA, CITY OF SAN JOSE, AND IS MORE PARTICULARLY DESCRIBED AS
FOLLOWS:


PARCEL ONE:
----------

All that real property situate in the City of San Jose, County of Santa Clara, State of California, described as follows:

Beginning at a brass pin monument, which replaced the original granite monument which marks the point of intersection of the centerline of San Augustina Street with the Westerly line of Market Street, as said streets are shown on a Record of Survey filed for record in Book 147 of Maps, page 47, Santa Clara County Records; thence from said point of beginning along the Westerly line of Market Street, N. 30 deg. 42' 23" W. 135.59 feet to the true point of beginning of the property to be described; thence from said true point of beginning along the Westerly line of Market Street, N. 30 deg. 42' 23" W. 198.44 feet to a point on the Westerly line of Market Street distant thereon S. 30 deg. 42' 23" E. 68.26 feet from the intersection of said line of Market Street with the Southerly line of St. James, and said point of beginning being the most Easterly corner of the parcel of land conveyed by Pierce Pellier to Cesar Piatti, et al, by deed dated August 20, 1887 and recorded August 25, 1887 in Book 92 of Deeds, page 152 in the office of the County Recorder of the County of Santa Clara, State of California; thence S. 59 deg. 16' 52" W. along the Southeasterly line of said Piatti parcel and along the Southeasterly line of the land described in the deed from Ralph Lowe to Ugolina Costa, by deed recorded November 9, 1903 in Book 271 of Deeds, page 572, Records of Santa Clara County, a distance of 192.77 feet to the Southwesterly corner of said Costa parcel, being a point on the Easterly line of San Pedro Street; thence along said Easterly line, S. 30 deg. 39' E.
198.47 feet to a point which bears S. 59 deg. 16' 22" W. and parallel with the Northerly line of San Augustine Street from the true point of beginning; thence
N. 59 deg. 16' 22" E. and parallel with said Northerly line 192.97 feet to the true point of beginning.


PARCEL TWO:
----------

All that real property situate in the City of San Jose, County of Santa Clara, State of California, described as follows:

Beginning at a brass pin monument, which replaced the original granite monument which marks the point of intersection of the center line of San Augustine Street with the Westerly line of Market Street, as said streets are shown on a Record of Survey filed for record in Book 147 of Maps, page 47 Santa Clara County Records; thence from said point of beginning along the Westerly line of Market Street, N. 30 deg. 42' 23" W. 30 feet to the intersection of the Northerly line of San Augustine Street (now known as St. John Street) with the Westerly line of Market Street and the true point of beginning of the property to be described; thence from said true point of beginning along the Westerly line of Market Street, N. 30 deg. 42'23" W. 105.59 feet to a point which bears S. 30 deg. 42' 23" E. 31.91 feet from the Southeast corner of Lot No. 1 of the Pellier Survey, which survey is recorded in Book "E" of Miscellaneous Records, page 465, Santa Clara County Records, and said Southeast corner is witnessed by a 1/2" bolt set flush in the sidewalk of Market Street and bears N. 59 deg. 17'37" E. 2.00 feet; thence parallel to the Northerly line of San Augustine Street S. 59 deg. 16' 22"
W. 192.97 feet to the Easterly line of San Pedro Street, as said street is shown on the above mentioned Record of Survey; thence along the Easterly line of San Pedro Street, S. 30 deg. 39' E.105.59 feet to the intersection of the Northerly line of said St. Augustine Street (now known as St. John Street) with the Easterly line of said San Pedro Street; thence N. 59 deg. 16' 22" E. along the Northerly line of said St. John Street, 193.07 feet to the true point of beginning.

ARB No. 259-34-53

                         COMMUNITY TOWERS OFFICE LEASE
                         -----------------------------

                                   EXHIBIT B
                                   ---------

                              PLAN OF THE COMPLEX

                         COMMUNITY TOWERS OFFICE LEASE
                         -----------------------------

                                   EXHIBIT C
                                   ---------

                       FLOOR PLAN OF THE LEASED PREMISES

                           PARAGON POINT OFFICE LEASE
                           --------------------------

                                   EXHIBIT E
                                   ---------

                           CONFIRMATION OF LEASE TERM


         THIS  MEMORANDUM  is made on                , 19  ,  between  COMMUNITY
TOWERS L.L.C. ("Landlord"), and SPC SOFTWARE PUBLISHING CORPORATION ("Tenant"), who entered into a lease dated for reference purposes as of September , 19 covering certain premises located at Community Towers, San Jose, California, which premises are commonly known as 111 North Market Street, Suite 500, San Jose, California. All capitalized terms, if not defined herein, shall be defined as they are defined in the Lease.

1.   The parties to this  Memorandum  hereby  agree that the date of           ,
19   is the "Commencement Date" of the Term.

2.   Tenant hereby confirms the following:

     (a) That it has accepted possession of the Premises pursuant to the terms of the Lease;

     (b) That the improvements required to be furnished according to the Lease by Landlord have been Substantially Completed;

     (c) That Landlord has fulfilled all of its duties of an inducement nature;

     (d) That the Lease has not been modified, altered or amended, except as follows:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------

     (e) That there are no offsets or credits against rentals, nor has any security deposit been paid except as provided by the Lease Terms;

     (f) That the Lease is in full force and effect.

3. This Memorandum, each and all of the provisions hereof, shall inure to the benefit, or bind, as the case may require, the parties hereto, and their respective heirs, successors, and assigns subject to the restrictions upon assignment and subletting contained in the Lease.


LANDLORD:                                    TENANT:
---------                                    -------
COMMUNITY TOWERS L.L.C.                      SPC SOFTWARE PUBLISHING CORPORATION
By:  Divco Community Investors, L.L.C.
Its: Manager


By ___________________________________       By ________________________________

Its __________________________________       Its _______________________________

Date: ________________________________       Date: _____________________________






                         COMMUNITY TOWERS OFFICE LEASE

                                   EXHIBIT F
                                   ---------

                             RULES AND REGULATIONS


1. No sidewalks, entrance, passages, courts, elevators, vestibules, stairways, corridors or halls shall be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises and if the Premises are situated on the ground floor of the Project, Tenant shall further, at Tenant's own expense, keep the sidewalks and curb directly in front of the Premises clean and free from rubbish.

2. No awning or other projection shall be attached to the outside walls or windows of the Project without the prior written consent of Landlord. No curtains, blinds, shades, drapes or screens shall be attached to or hung in, or used in connection with any window or door of the Premises, without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, shades, drapes, screens and other fixtures must be of a quality, type, design, color, material and general appearance approved by Landlord, and shall be attached in the manner approved by Landlord. All lighting fixtures hung in offices or spaces along the perimeter of the Premises must be of a quality, type, design, bulb color, size and general appearance approved by Landlord.

3. No sign, advertisement, notice, lettering, decoration or other thing shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside or inside of the Premises or of the Project, without the prior written consent of Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant.

4. The sashes, sash doors, skylights, windows and doors that reflect or admit light or air into the halls, passageways or other public places in the Project shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the window sills or in the public portions of the Project.

5. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Project, nor placed in public portions thereof without the prior written consent of Landlord.

6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant to the extent that Tenant or Tenant's agents, servants, employees, contractors, visitors or licensees shall have caused the same.

7. Tenant shall not mark, paint, drill into or in any way deface any part of the Premises or the Project. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct.

8. No animal or bird of any kind shall be brought into or kept in or about the Premises or the Project, except seeing-eye dogs or other seeing-eye animals.

9. Prior to leaving the Premises for the day, Tenant shall draw or lower window coverings and extinguish all lights.

10. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Project, or neighboring buildings or premises, or those having business with them. Tenant shall not throw anything out of the doors, windows or skylights or down the passageways.

11. Neither Tenant nor any of Tenant's agents, servants, employees, contractors, visitors or licensees shall at any time bring or keep upon the Premises any flammable, combustible or explosive fluid, chemical or substance.

12. No additional locks, bolts or mail slots of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any change be made in existing locks or the mechanism thereof. Tenant must, upon the termination of the tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

13. All removals, or the carrying in or out of any safes, freight, furniture, construction material, bulky matter or heavy equipment of any description must take place during the hours which Landlord or its agent may determine from time to time. Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon two-inch thick plank strips to distribute the weight. The moving of safes, freight, furniture, fixtures, bulky matter or heavy equipment of any kind must be made upon previous notice to the Building Manager and in a manner and at times prescribed by him, and the persons employed by Tenant for such work are subject to Landlord's prior approval. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Project and to exclude from the Project all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

14. Tenant shall not purchase spring water, towels, janitorial or maintenance or other like service from any company or persons not approved by Landlord. Landlord shall approve a sufficient number of sources of such services to provide Tenant with a reasonable selection, but only in such instances and to such extent as Landlord in its judgment shall consider consistent with security and proper operation of the Project.

15. Landlord shall have the right to prohibit any advertising or business conducted by Tenant referring to the Project which, in Landlord's opinion, tends to impair the reputation of the Project or its desirability as a first class building for offices and/or commercial services and upon notice from Landlord, Tenant shall refrain from or discontinue such advertising.

16. Landlord reserves the right to exclude from the Project between the hours of 6:00 p.m. and 8:00 a.m. Monday through Friday, after 1:00 p.m. on Saturdays and at all hours Sundays and legal holidays, all persons who do not present a pass to the Project issued by Landlord. Landlord may furnish passes to Tenant so that Tenant may validate and issue same. Tenant shall safeguard said passes and shall be responsible for all acts of persons in or about the Project who possess a pass issued to Tenant.

17. Tenant's contractors shall, while in the Premises or elsewhere in the Project, be subject to and under the control and direction of the Building Manager (but not as agent or servant of said Building Manager or of Landlord).


                            EXHIBIT F - Page 1 of 2

18. If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith at Tenant's expense cause the same to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

19. The requirements of Tenant will be attended to only upon application at the office of the Project. Project personnel shall not perform any work or do anything outside of their regular duties unless under special instructions from the office of the Landlord.

20. Canvassing, soliciting and peddling in the Project are prohibited and Tenant shall cooperate to prevent the same.

21. No water cooler, air conditioning unit or system or other apparatus shall be installed or used by Tenant without the written consent of Landlord.

22. There shall not be used in any premises, or in the public halls, plaza areas, lobbies, or elsewhere in the Project, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks or dollies, except those equipped with rubber tires and sideguards.

23. Tenant, Tenant's agents, servants, employees, contractors, licensees, or visitors shall not park any vehicles in any driveways, service entrances, or areas posted "No Parking" and shall comply with any other parking restrictions imposed by Landlord from time to time.

24. Tenant shall install and maintain, at Tenant's sole cost and expense, an adequate visibly marked (at all times properly operational) fire extinguisher next to any duplicating or photocopying machine or similar heat producing equipment, which may or may not contain combustible material, in the Premises.

25. Tenant shall keep its window coverings closed during any period of the day when the sun is shining directly on the windows of the Premises.

26. Tenant shall not use the name of the Project for any purpose other than as the address of the business to be conducted by Tenant in the Premises, nor shall Tenant use any picture of the Project in its advertising, stationery or in any other manner without the prior written permission of Landlord. Landlord expressly reserves the right at any time to change said name without in any manner being liable to Tenant therefor.

27. Tenant shall not prepare any food nor do any cooking, operate or conduct any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to its employees or to others, except that food and beverage preparation by Tenant's employees using microwave ovens or coffee makers shall be permitted provided no odors of cooking or other processes emanate from the Premises. Tenant shall not install or permit the installation or use of any vending machine or permit the delivery of any food or beverage to the Premises except by such persons and in such manner as are approved in advance in writing by Landlord.

28. The Premises shall not be used as an employment agency, a public stenographer or typist, a labor union office, a physician's or dentist's office, a dance or music studio, a school, a beauty salon, or barber shop, the business of photographic, multilith or multigraph reproductions or offset printing (not precluding using any part of the Premises for photographic, multilith or multigraph reproductions solely in connection with Tenant's own business and/or activities), a restaurant or bar, an establishment for the sale of confectionery, soda, beverages, sandwiches, ice cream or baked goods, an establishment for preparing, dispensing or consumption of food or beverages of any kind in any manner whatsoever, or news or cigar stand, or a radio, television or recording studio, theatre or exhibition-hall, or manufacturing, or the storage or sale of merchandise, goods, services or property of any kind at wholesale, retail or auction, or for lodging, sleeping or for any immoral purposes.

29. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient in Landlord's judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not install any machine or equipment which causes noise, heat, cold or vibration to be transmitted to the structure of the building in which the Premises are located without Landlord's prior written consent, which consent may be conditioned on such terms as Landlord may require. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law.

30. Tenant shall not bring any Hazardous Materials onto the Premises except for those which are in general commercial use and are incidental to Tenant's business office operations and only in quantities suitable for immediate use.

31. Smoking is prohibited in all enclosed Common Areas of the Project, including, without limitation, the main lobby, all hallways, all elevators, all elevator lobbies and all restrooms. The foregoing sentence shall not be deemed to prohibit smoking within the Premises.


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EXHIBIT F - Page 2 of 2